Exhibit 99.1

L Brands Launches Tender Offers for 5.625% Senior Notes due 2022, 5.625% Senior Notes due 2023, 7.60% Notes due 2037 and 6.95% Exchange Debentures due 2033

COLUMBUS, Ohio, Sept. 16, 2020 (GLOBE NEWSWIRE) -- L Brands, Inc. (NYSE: LB) announced today that it has commenced tender offers (the “Tender Offers”) to purchase for cash its outstanding (i) 5.625% Senior Notes due 2022 (the “2022 Notes”), (ii) 5.625% Senior Notes due 2023 (the “2023 Notes”), (iii) 7.60% Notes due 2037 (the “2037 Notes”) and (iv) 6.95% Exchange Debentures due 2033 (the “2033 Notes” and, together with the 2022 Notes, the 2023 Notes and the 2037 Notes, the “Notes”) up to an aggregate principal amount that will not result in a maximum aggregate purchase price (excluding accrued and unpaid interest) that exceeds $750 million (the “Maximum Aggregate Purchase Price”), subject to the Sub-Cap (as defined below), the order of priority and proration provisions set forth in the Offer to Purchase described below. The maximum aggregate purchase price to be paid by the company for the 2037 Notes and 2033 Notes, excluding accrued but unpaid interest, is limited to $50 million (the “Sub-Cap”). In addition, simultaneously with the Tender Offers, we plan to optionally redeem all outstanding notes of our 6.625% Senior Notes due 2021.

The complete terms and conditions of the Tender Offers and Consent Solicitations (as defined below) are set forth in the Offer to Purchase and Consent Solicitation Statement dated September 16, 2020 (the “Offer to Purchase”) that is being sent to holders of the Notes. Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase.

The Tender Offers and Consent Solicitations are commencing today. Subject to the Maximum Aggregate Purchase Price and/or the Sub-Cap, the amount of a series of Notes that is purchased in the Tender Offers will be based on the order of priority (the “Acceptance Priority Level”) for such series of Notes set forth in the table below, with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level, as further described in the Offer to Purchase. It is possible that the company may not accept all Notes tendered under the Tender Offers. If the acceptance of all tenders in the Tender Offers would result in a maximum aggregate purchase price (excluding accrued and unpaid interest) that exceeds the Maximum Aggregate Purchase Price, tenders will be subject to proration arrangements as described in the Offer to Purchase.

Certain key terms of the Tender Offers are summarized in the table below:

			Dollars per $1,000 Principal Amount of Notes
Series of Notes	CUSIP Number/ISIN	Aggregate Principal Amount Outstanding ($)	Acceptance Priority Level	Tender Offer Consideration(1) ($)	Early Tender Premium ($)	Total Consideration(1)(2) ($)
5.625% Senior Notes due 2022	532716AU1 / US532716AU19	$860,466,000	1	$997.50	$50.00	$1,047.50
5.625% Senior Notes due 2023	501797AJ3 / US501797AJ37	$500,000,000	2	$1,010.00	$50.00	$1,060.00
7.60% Notes due 2037	532716AN7 / US532716AN75	$300,000,000	3	$900.00	$50.00	$950.00
6.95% Exchange Debentures due 2033	532716AK3 / US532716AK37	$350,000,000	4	$870.00	$50.00	$920.00
1.	Does not include accrued but unpaid interest, which will also be payable as provided herein.

2.	Includes an Early Tender Premium of $50 for each $1,000 aggregate principal amount of Notes validly tendered prior to the Early Tender Time referred to below (and not validly withdrawn) and accepted for purchase by us.

The consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase. As described in the Offer to Purchase, tendered Notes may be withdrawn on or before, 5:00 p.m., New York City time, on September 29, 2020 (unless extended), but may not be withdrawn thereafter, except in limited circumstances required by law. The Tender Offers will expire at 11:59 p.m., New York City time, at the end of the day on October 14, 2020, unless extended (such date and time, as the same may be extended, the “Expiration Date”) or earlier terminated by us. In order to receive the applicable Total Consideration, holders of Notes must validly tender and not validly withdraw their Notes on or before the Early Tender Time, which is 5:00 p.m., New York City time, on September 29, 2020, unless extended. Subject to the terms and conditions of the Tender Offers, (i) the date of purchase for Notes validly tendered on or before the Early Tender Time and accepted for purchase is currently expected to be October 1, 2020 (the “Early Settlement Date”) and the date of purchase for Notes validly tendered on or before the Expiration Date and accepted for purchase (other than Notes purchased on the Early Settlement Date) is currently expected to be October 16, 2020 (the “Settlement Date”). All Holders of Notes accepted for purchase pursuant to the Tender Offers will also receive the accrued and unpaid interest applicable to such Notes from the last interest payment date until, but not including, the Early Settlement Date or Settlement Date, as applicable.

The Tender Offers and Consent Solicitations are subject to the satisfaction or waiver of certain conditions, including the receipt by the company of the proceeds from an issuance of senior unsecured debt securities in an aggregate principal amount of at least $750 million.

As part of the Tender Offers, L Brands, Inc. is also soliciting consents (the “Consent Solicitations”) from the holders of the 2022 Notes and the 2023 Notes (collectively, the “Consent Notes”) for certain proposed amendments described in the Offer to Purchase that would, among other things, eliminate certain of the restrictive covenants under each indenture governing a series of Consent Notes (the “Proposed Amendments”). Adoption of the Proposed Amendments with respect to each series of Consent Notes requires the requisite consent applicable to each series of Consent Notes as described in the Offer to Purchase (the “Requisite Consent”). Each holder tendering Consent Notes pursuant to the Tender Offers must also deliver a consent to the Proposed Amendments pursuant to the related Consent Solicitation and will be deemed to have delivered their consents by virtue of such tender. Holders may not deliver consents without also tendering their Consent Notes. The Proposed Amendments will not become operative until (i) Consent Notes of the relevant series satisfying the Requisite Consent have been validly tendered and (ii) L Brands, Inc. consummates the Tender Offer with respect to such series of Consent Notes in accordance with its terms and in a manner resulting in the purchase of all Consent Notes of such series validly tendered before the Early Tender Time (if the aggregate purchase price, excluding accrued but unpaid interest, of Notes validly tendered before the Early Tender Time equals or exceeds the Maximum Aggregate Purchase Price) or before the Expiration Date (if it does not). If the Proposed Amendments become operative with respect to a series of Consent Notes, holders of that series of Consent Notes that do not tender their Consent Notes prior to the Expiration Date, or at all, will be bound by the Proposed Amendments, meaning that the remaining outstanding Consent Notes of that series will no longer have the benefit of certain existing covenants contained in the applicable Indenture. In addition, such holders will not receive either the Tender Offer Consideration or the Early Tender Premium.

The company expressly reserves the right for any reason, subject to applicable law, to extend, abandon, terminate or amend the Tender Offers and Consent Solicitations. The Tender Offers are not conditioned on the tender of any minimum principal amount of Notes, the consummation of any other Tender Offer or obtaining any Requisite Consent.

Copies of the Offer to Purchase may be obtained from the information agent, Global Bondholder Services Corporation, by calling (212) 430-3774 (banks and brokers) or (866) 470-2200 (all others) by email to contact@gbsc-usa.com or from the lead dealer manager for the Tender Offers: J.P. Morgan Securities LLC, by calling collect at (212) 834-2045 or toll free at (866) 834-4666.

This press release shall not constitute an offer to purchase or a solicitation of an offer to sell with respect to any securities, nor shall it constitute a notice of redemption for the 6.625% Senior Notes due 2021. Any offer or solicitation with respect to the Tender Offers will be made only by means of the Offer to Purchase, and the information in this press release is qualified by reference to the Offer to Purchase. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

ABOUT L BRANDS:
L Brands, through Bath & Body Works, Victoria’s Secret and PINK, is an international company.  The company operates 2,709 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are also sold in more than 700 franchised locations worldwide.  The company’s products are also available online at www.bathandbodyworks.com and www.victoriassecret.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•	General economic conditions, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	divestitures or other dispositions, including any divestiture of Victoria’s Secret and related operations, could negatively impact our business, and contingent liabilities from businesses that we have sold could adversely affect our financial statements;

•	the seasonality of our business;

•	difficulties arising from turnover in company leadership or other key positions;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	liabilities arising from divested businesses;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, environmental hazards or natural disasters;

•	significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	shareholder activism matters;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with laws and regulations or other obligations related to data privacy and security;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Brooke Wilson
(614) 415-6704	(614) 415-6042
apreston@lb.com	communications@lb.com

Source: L Brands, Inc.